AMENDMENT NO. 1
TO
LIMITED LIABILITY COMPANY AGREEMENT
This AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is entered into as of April 15, 2024 by and among Symbotic Holdings LLC, a Delaware limited liability company (the “Symbotic Member”), Sunlight Investment Corp., a Delaware corporation (the “SB Member”), and GreenBox Systems LLC, a Delaware limited liability company (the “Company”, together with the Symbotic Member and the SB Member, the “Parties”).
RECITALS
WHEREAS, the Parties entered into to that certain Limited Liability Company Agreement, dated as of July 23, 2023 (the “Agreement”) to govern the management, business and affairs of the Company; and
WHEREAS, the Parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:
AMENDMENT
1.Definitions. Except as otherwise provided herein or if context otherwise requires, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.
2.Amendment of Section 3.3(a). Section 3.3(a) of the Agreement is hereby amended and restated in its entirety as follows (additions are indicated textually in the same manner as the following example: double-underlined, blue text; deletions are indicated textually in the same manner as the following example: ~~stricken, red text~~):
“(a)    The Company shall, from time to time, issue to the Members Capital Call Notices for all or a portion of the Members’ Remaining Commitment Amount promptly following the Board’s determination and instruction based on the then-current Annual Budget (subject to Section 5.4(f) and Section 6.2(a), if applicable), or if no then-current Annual Budget exists, the expected operating expenses and capital requirements for the then-current Fiscal Year, in each case, taking into account any unforeseen or other circumstances existing at such time (collectively, the “Board Capital Determination”); provided that from the Effective Date until the fourth anniversary of the Effective Date, the Company may not deliver Capital Call Notices for operating expenses and capital requirements of the Company in excess of ~~$100,000,000~~ $300,000,000 in the aggregate for funds intended to be used for purposes other than to pay amounts due under the Commercial Agreement; provided, further, that the Board shall not instruct the Company to issue a Capital Call Notice and the Company shall not issue a Capital Call Notice for funds that the Board does not reasonably expect the Company to require within a 90-day period following the funding of such Capital Contributions taking into account the then-current cash and cash equivalents of the Company in excess of Permitted Reserves and the then-current Annual Budget, or if no then-current Annual Budget exists, the expected operating expenses and capital requirements for the then-current Fiscal Year; provided, further, that to the extent that a Distribution Payment Date falls within the 20 Business Day period for funding Capital Contributions following the issuance of a Capital Call Notice and the Distribution payable pursuant to Section 4.2 on such date is sufficient (for the avoidance of doubt, taking into account the provisions of Section 3.3(e)) to fund the requirement of any Capital Call Notice, a Member shall have the right to designate such Distribution (or a portion thereof) as such Member’s contribution of its Remaining Commitment Amount required under the Capital Call Notice (or portion thereof) and shall be credited under this Agreement for all purposes as funding such Remaining Commitment Amount (or portion thereof) as specified in the applicable Capital Call Notice. Any “Capital Call Notice” shall specify:”
3.Amendment of Schedule 1.1. The definition of “Fiscal Year” contained in Schedule 1.1 of the Agreement is hereby amended and restated in its entirety as follows (additions are indicated textually in the same manner as the following example: double-underlined, blue text; deletions are indicated textually in the same manner as the following example: ~~stricken, red text~~):
“Fiscal Year” means the one year period ending on the thirty-first of March of each year ~~the fiscal year of the Symbotic Member, or such other annual accounting period as may be established by the Board or required by the Code~~.
4.Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.
5.Entire Agreement. This Amendment and the Agreement (including the exhibits, schedules, documents and instruments referred to therein, including the Ancillary Agreements), subject to the conditions set forth herein and therein, constitute the entire agreement, and supersede all prior and contemporaneous agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.
6.Counterparts. This Amendment (a) may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one Party, but each of which will be deemed an original and all of which together will constitute one and the same agreement binding on all the Parties and may be executed (b) by facsimile or electronic signature (including using Adobe Acrobat, Adobe Sign, DocuSign or similar means) and a facsimile or electronic signature (including using Adobe Acrobat, Adobe Sign, DocuSign or similar means) will constitute an original and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
7.Successors and Assigns. All covenants and agreements contained in this Amendment will bind and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.
8.Expenses. Except as otherwise set forth herein or therein, each Party will pay their own reasonable fees and expenses incurred with respect to this Amendment.
9.Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law or rules in all jurisdictions, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Amendment will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it will be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Amendment or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.
[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT to be executed by their duly authorized representatives, effective as of the date first written above.

GREENBOX SYSTEMS LLC

By:     /s/ Vikas Parekh
Name: Vikas Parekh
Title: Manager

SUNLIGHT INVESTMENT CORP.

By:     /s/ Jared Roscoe
Name: Jared Roscoe
Title: Vice President & Treasurer

SYMBOTIC HOLDINGS LLC

By:     /s/ Richard B. Cohen
Name: Richard B. Cohen
Title: President and Chief Executive Officer
    [Signature Page to amendment no. 1 to Limited Liability Company Agreement]